January 16, 2006

Dear Marshall:

RE: Offer of Employment : Chief Operating Officer, Banyan Corporation

We are pleased to make you the following offer of employment which becomes effective upon the closing of the acquisition of Premier Medical Group:

1.	Position Title:

Chief Operating Officer (COO), Banyan Corporation (Company).

2.	Reporting:

The COO will report to the Chief Executive Officer, Banyan Corporation, and the President and CFO, Banyan Corporation.

3.	Scope of Responsibility

The COO will have the overall responsibility for the day to day operations for Banyan’s subsidiary companies, including but not limited to: Chiropractic USA (CUSA), Diagnostic USA (DUSA), and, subject to the purchase, Premier Diagnostic. Principal responsibilities are as follows:

Chiropractic USA Marketing
New Business Growth and Development Administration
Operations – under the direction of the President, CUSA Training – under the direction of the President, DUSA

Diagnostic USA Operations Training Marketing
Growth and Development Administration

Premier Diagnostic Oversight

Note: a detailed Business Plan will be developed and approved by the CEO, President, and COO to clearly define the business expectations on an annual basis.

4.	Location:

The COO will operate out of Banyan’s Corporate Head Office in Calgary, AB.

5.	Start Date:

The start date will be February 1, 2006.

6.	Base Salary:

The base salary for the position will be 120,000 USD per year and on-going salary treatment will be in accordance with then current Company compensation policies. The first salary review will occur July 1, 2006.

7.	Bonus:

The COO is eligible to earn a Monthly Bonus based on the following terms:

• upon Premier Health earning EBITDA in excess of 1.7 Million USD per annum under the following rates:

	1.	Monthly EBITDA of 0-141,666 USD
		•	No Bonus
	2.	Monthly EBITDA of 141,667 – 166,666 USD
		•	16.67% of EBITDA between 141,667 and 166,666 USD
• Bonus of 0 – 4,166.67 USD per month
	3.	Monthly EBITDA of 166,667 – 208,333 USD
		•	Total of 2 above plus 10% of EBITDA between 166,667 – 208,333 USD
• Bonus of 4,167.67 USD plus 0 – 4,166.66
	4.	Monthly EBITDA of 208,334 USD and above
		•	Total of 3 above plus 16% of EBITDA of 208,334 or above
• Bonus of 8,334.33 plus 16% of EBITDA greater than 208,333

•	The bonus will initially be capped at 180,000 USD annually and will be reviewed the earlier of a) regular salary reviews or b) when the cap is reached.

8.	Vacation:

The COO will be entitled to a minimum of five (5) weeks of vacation per year subject to review annually.

9.	Stock

The Company will grant 1 million shares of Banyan Stock (BANY on the Nasdaq OTCBB) upon signing this agreement at the then current market price.

10.	Stock Options

The Company will grant 5 million stock options at the then current market price of Banyan common stock (BANY on the Nasdaq OTCBB) at time of acceptance of this offer of employment. These options shall vest as follows:

	-	1/3 upon commencement of employment
	-	1/3 upon the first anniversary of employment
	-	1.3 upon the second anniversary of employment
	-	100% upon Change of Control of the Company

11.	Benefits:

No benefits are currently offered to employees of the Company. At such time as benefits do become available to employees of the Company, the COO will be entitled to such benefits commensurate with what is offered to employees of a similar level in the Company.

12.	Change of Control Provisions:

If a change of control occurs with the Company then all options vest immediately. In addition, the change of control would trigger the severance provision herin if the COO does not elect to stay on under the new ownership, or if the new owners do not wish to continue employing the COO.

13.	Severance:

If the Company terminates the employment of the COO without just cause, the COO will be entitled to 2 years of pay at the current salary at time of termination plus bonus based on the prior year bonus.

14.	Entire Agreement:

This agreement constitutes the entire agreement between the Company and the COO.

Please signify your acceptance of the terms and conditions of your position by signing where noted and returning a copy to the undersigned prior to , , 2006.

Sincerely,

/s/ Cory Gelmon	/s/ Michael Gelmon
Cory Gelmon	Michael Gelmon
President and CFO	Chief Executive Officer
Banyan Corporation	Banyan Corporation

Read, acknowledged and agreed to this 10th day of February, 2006

/s/ Marshall Wilmot